PROMISSORY NOTE MODIFICATION AGREEMENT


This Agreement is made and entered into on March 22,1996 (`Agreement Date''), to be effective as of March 22, 1996 (`Effective Date''), by and between Moto Photo, Inc. (`Maker'') and Bank One, Dayton, NA (``Bank One'')

                                  WITNESSETH:

WHEREAS, Maker heretofore executed a $1,500,000.00 Amended and Restated Revolving Note date March 28, 1994 in favor of Bank One as same may have been amended or modified from time to time (`Promissory Note''); and, WHEREAS, Maker has requested that the Promissory Note be modified to the limited extent as hereinafter set forth; and, WHEREAS, Bank One has agreed to such modification; NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the premises and for other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto agree that the Promissory Note is modified as hereinafter indicated.

1.   INCREASE OF PRINCIPAL.

The principal amount of the Promissory Note shall be increased by ONE MILLION and NO/100 DOLLARS ($1,000,000.00), thereby affording Maker with a credit availability of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00).

2.   AGREEMENT/COLLATERAL.

All agreements or security documents previously executed shall remain in full force and effect except to the extent hereby modified.

3.   TERMS AND CONDITIONS.
This Agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Promissory Note, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the Promissory Note. The validity, priority and enforceability of the Promissory Note shall be impaired hereby. To the extent that any provision of this Agreement conflicts with any term or condition set forth in the Promissory Note, or any agreement or security document executed in conjunction therewith, the provisions of the Agreement shall supersede and control. Maker acknowledges and agrees that as of the Agreement Date there are no claims, setoffs or defenses or rights to claims, setoffs or defenses to payment of the Promissory Note. If the Promissory Note is signed by more than one person, the modified Promissory Note shall be the joint and several obligation of all Makers of the Promissory Note.


                              MOTO PHOTO, INC


                              By:
                                   David A. Mason, Executive Vice President



BANK ONE'S ACCEPTANCE

The foregoing Promissory Note Modification Agreement is hereby agreed to and acknowledge this 22nd day of March, 1996.
                                   BANK ONE, DAYTON, NA


                                   By: